Exhibit 99.1

SumTotal Systems Announces Stock Repurchase Program

Announces Management Change

MOUNTAIN VIEW, Calif. – August 20, 2007 – SumTotal® Systems (Nasdaq: SUMT), a global provider of talent and learning management solutions, announced today that it has been authorized by its Board of Directors to institute a stock repurchase program whereby up to $15 million of its Common Stock may be repurchased in the open market from time to time depending on market conditions and prevailing stock prices.

“The repurchase program announced today reflects the Board of Directors’ continued confidence in the Company’s prospects and commitment to enhancing shareholder value,” said Don Fowler, Chief Executive Officer. “At the levels at which our stock has been trading recently, we believe that our company is undervalued.”

The Company also announced that David Crussell, its Chief Operating Officer, will be departing the company. Mr. Crussell will complete various transitional activities and will leave SumTotal to pursue other interests by the end of the year.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of talent and learning management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest US commercial banks, and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal, the SumTotal logo, TotalLMS, and Results-On-Demand are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR / FORWARD-LOOKING STATEMENT

Information in this press release contains forward-looking statements including, but not limited to, regarding the future performance and operations of the company and the valuation of the company and its common stock. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statement or statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) no guarantee that the company will execute the stock repurchase plan, or, if it does, that the stock repurchase will achieve its intended results, including, but not limited to, increasing shareholder value; (ii) the amount and timing of stock repurchases made by the company, if any; (iii) increased execution risk and possible adverse impact on company operations given the departure of the company’s chief operating officer and certain other employees; (iv) further employee turnover, including management turnover, and the company’s ability to replace such employees, if needed; (v) failure to close expected transactions for the company’s solutions and products either in the third quarter of fiscal 2007 or thereafter, and the timing of recognizing revenue from such transactions; and (vi) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2006 on Form 10-K filed on March 16, 2007, its quarterly report on Form 10-Q filed on August 7, 2007, its Prospectus Supplement filed on Form 424B2 filed on May 21, 2007 and its Form 8-Ks. The forward-looking statements contained in this release are made as of the date of this press release, and the company assumes no obligation to update the information in this press release.

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Investor Contact:

SumTotal Systems, Inc.

Gwyn Lauber, 650-934-9594

glauber@sumtotalsystems.com

Media Contact:

SumTotal Systems, Inc.

Bill Perry, 614-975-7538

bperry@sumtotalsystems.com

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